Exhibit 4.5

BBVA U.S. SENIOR, S.A. UNIPERSONAL
as Company
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,
as Guarantor
to
THE BANK OF NEW YORK MELLON,
as Trustee

INDENTURE

Dated as of July 18, 2008
Senior Debt Securities

Reconciliation and tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”)
and Indenture

	Trust Indenture Act Section	Indenture Section
§310	(a)(1)	6.08
	(a)(2)	6.08
	(a)(5)	6.08
	(b)	6.09

§311	(a)	6.12
	(b)	6.12
	(c)	6.12

§312	(a)	7.01, 7.02
	(b)	7.02
	(c)	7.02

§313	(a)	7.03
	(b)	7.03
	(c)	7.03
	(d)	7.03

§314	(a)	7.04, 10.05
	(c)(1)	1.02
	(c)(2)	1.02
	(e)	1.02

§315	(a)	6.01, 6.02
	(b)	6.03
	(c)	6.01, 6.02
	(d)	6.01, 6.02
	(e)	5.15

§316	(a)(last sentence)	1.01 (“Outstanding”)
	(a)(1)(A)	5.12
	(a)(1)(B)	5.13
	(b)	5.08
	(c)	1.04

§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03

i

	Trust Indenture Act Section	Indenture Section

§318	(a)	1.08

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.
     Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained therein.

v

		Page

Section 10.06.	Corporate Existence	76
Section 10.07.	Waiver of Certain Covenants	76

ARTICLE 11
Redemption of Securities

Section 11.01.	Applicability of Article	77
Section 11.02.	Election to Redeem; Notice to Trustee	77
Section 11.03.	Selection by Trustee of Securities to be Redeemed	77
Section 11.04.	Notice of Redemption	78
Section 11.05.	Deposit of Redemption Price	79
Section 11.06.	Securities Payable on Redemption Date	79
Section 11.07.	Securities Redeemed in Part	79
Section 11.08.	Optional Redemption due to Changes in Tax Treatment	80

ARTICLE 12
Sinking Funds

Section 12.01.	Applicability of Article	81
Section 12.02.	Satisfaction of Sinking Fund Payments with Securities	81
Section 12.03.	Redemption of Securities for Sinking Fund	82

ARTICLE 13
Repayment at the Option of Holders

Section 13.01.	Applicability of Article	82

ARTICLE 14
Securities in Foreign Currencies

Section 14.01.	Applicability of Article	83

ARTICLE 15
Guarantees

Section 15.01.	Guarantees	83
Section 15.02.	Execution and Delivery of Guarantees	83
Annex A		A-1

     INDENTURE, dated as of July 18, 2008 (the “Indenture”), among BBVA U.S. Senior, S.A. Unipersonal, a sociedad anónima organized under the laws of the Kingdom of Spain (hereinafter called the “Company”), having its principal executive office located at Gran Vía, 1, 48005 Bilbao, Spain, Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (hereinafter called the “Guarantor”), having its principal executive office located at Plaza de San Nicolás 4, Bilbao, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York (hereinafter called the “Trustee”), having its Corporate Trust Office located at 101 Barclay Street, New York, NY 10286.
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.
     The Guarantor desires to make the Guarantee provided for herein in respect of the Securities. The Guarantor has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.
     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof (as herein defined) as follows:

ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions. Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:
     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board;
     (d) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”).
     Certain terms used principally in certain Articles hereof are defined in those Articles.
     “Act”, when used with respect to any Holders, has the meaning specified in Section 1.04.
     “Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company or the Guarantor in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Securities of one or more series.
     “Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.
     “Board of Directors” means the board of directors of the Company or the Guarantor, as the case may be, or any committee or Person of that board duly authorized to act generally or in any particular respect for the Company or the Guarantor hereunder.
     “Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary or any Person duly authorized of the Company or the Guarantor, as the case may be, to have been duly adopted by the relevant Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.
     “Business Day”, with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday in such Place of Payment or other location, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.

     “Capital Markets Indebtedness” means any borrowing or other Indebtedness of any person (other than Project Finance Indebtedness) which is in the form of or represented by any bonds, notes, depositary receipts or other securities for the time being quoted or listed, with the agreement of the Company and/or the Guarantor, on any stock exchange.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Commissioner” means the commissioner (comisario) of the Syndicate related to Securities of a particular series, as provided in the Regulations applicable to Securities of such series and Section 303 of the Spanish Corporations Law (Ley de Sociedades Anónimas), and shall initially be The Bank of New York Mellon with respect to each such series.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.
     “Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any member of the Board of Directors, the President, a Vice President, a representative of the Company empowered to do so by Board Resolution, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.
     “Controlled Subsidiary” means a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Guarantor.
     “Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the European Union.

     “Corporate Trust Office” means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, NY 10286.
     “Corporation” includes corporations and, except for purposes of Article 8, associations, companies and business trusts.
     “Currency”, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars, unless otherwise expressly provided.
     “Defaulted Interest” has the meaning specified in Section 3.08.
     “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.
     “Event of Default” has the meaning specified in Section 5.01.
     “Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any confederation or association of such governments.
     “Global Security” means a Security evidencing all or part of the Securities of a series, bearing the legend set forth in Section 2.04 (or such legend as may be specified as contemplated in Section 3.01 for such Securities), authenticated and delivered to the Holder and registered in the name of the Holder or its nominee.
     “Guarantees” means the guarantees to be entered into by the Guarantor in respect of each series of Securities as provided in Section 15.01 and in substantially the form set forth in Section 2.05.
     “Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person, and any other guarantor of the Securities.
     “Holder” means the Person in whose name such Security is registered in the Security Register.
     “Indebtedness”, with respect to any Person, means Indebtedness for Borrowed Money or for the unpaid purchase price of real or personal property of, or guaranteed by, such Person.

     “Indebtedness for Borrowed Money” means any moneys borrowed, liabilities in respect of any acceptance credit, note or bill discounting facility, liabilities under any bonds, notes, debentures, loan stock, securities or other indebtedness by way of loan capital and which have a stated maturity of or which by their terms are capable of being extended for a period of more than one year.
     “Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 3.01 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).
     “Independent Public Accountants” means accountants or a firm of accountants that, with respect to the Company and any other obligor under the Securities, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.
     “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
     “Interest”, with respect to any Original Issue Discount Security which by its terms bears interest only after maturity, means interest payable after Maturity. All references in this Indenture to “interest” payable or to be paid in respect of any series of Securities, except as otherwise expressly provided or where the context otherwise requires, shall be deemed to include any Additional Amounts payable in respect of such series of Securities.
     “Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or obligated to be open.
     “Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.
     “Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.02 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.02 or, to the extent designated or required by Section 10.02 in lieu of such office or agency, the Corporate Trust Office of the Trustee.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary or any Person duly authorized of the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or Guarantor or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.
     “Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.02.
     “Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (i) any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;
     (ii) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company or the Guarantor), in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) any such Security with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Section 4.02; and
     (iv) any such Security which has been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a protected purchaser in whose hands such Security is a valid obligation of the Company or the Guarantor;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of the Syndicate for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.02 at the time of such determination, (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, (iii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined in (i) above) of such Security, and (iv) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or an Affiliate of the Company, the Guarantor or such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Company.

     “Person” means any individual, Corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.
     “Procedimientos Concursales” means, collectively, any proceedings relating to the bankruptcy (concurso), dissolution or winding up of the Guarantor or any other proceeding which requires the application of the priorities provided by the Spanish Bankruptcy Law (Ley Concursal), the Spanish Commercial Code (Código de Comercio), the Spanish Civil Code (Código Civil) and any other applicable Spanish laws.
     “Project Finance Indebtedness” means any present or future Indebtedness incurred to finance the ownership, acquisition, development and/or operation of an asset, whether or not an asset of the Company or the Guarantor, in respect of which the person or persons to whom any such Indebtedness is or may be owed by the relevant borrower (whether or not the Company or the Guarantor) is entitled to have recourse solely to such asset and revenues generated by the operation of, or loss or damage to, such asset.
     “Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture as the “Regular Record Date”.
     “Regulations” mean the rules attached to the Spanish public deed of issuance (escritura de emisión) for a series of Securities governing the taking of

Acts by the Syndicate of Holders of Securities of such series and the relationship between such Syndicate and the Company and the Commissioner.
     “Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.
     “Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed by the Trustee pursuant to Section 3.08.
     “Stated Maturity”, with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.
     “Subsidiary” means any Corporation of which at the time of determination the Guarantor, the Company or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of such Corporation’s Voting Stock.
     “Syndicate” means the syndicate (sindicato) constituted of all Holders of Securities of a particular series at any particular time, as provided in and governed by the Regulations applicable to Securities of such series and Chapter X, Section 4 of the Spanish Corporations Law (Ley de Sociedades Anónimas).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series, provided that the Trustee shall not be the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or such other obligor.
     “United States”, except as otherwise provided herein or in any Security, means the United States of America (including the states thereof and the District of Columbia), and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).
     “U.S. Depository” or “Depository” means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depository” or “Depository” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.
     “U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America in which the principal of or any premium or interest on such Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of or other amount with respect to the U.S. Government Obligation evidenced by such depository receipt.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president or similar officer, whether or not designated by a number or a word or words added before or after the title “Vice President”.
     “Voting Stock” means stock or shares of a Corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation provided that, for the purposes hereof, stock or shares which carry only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.
     Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided in this Indenture, upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each Officer’s Certificate and Opinion of Counsel shall comply with the requirements of Section 314(e) under the Trust Indenture Act.
     Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters, upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the

Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders. (a) Except as otherwise provided under this Indenture, the Regulations of the Syndicate of Holders of Securities of a series or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of such series shall be given or taken only by resolution duly adopted in accordance with this Indenture and the Regulations of the Syndicate of Holders of Securities of such series at a meeting of such Syndicate duly called and held in accordance with such Regulations, which resolution as so adopted is herein referred to as the “Act” of the Holders. Any such Act will be embodied in the record of such meeting and will become effective when such record is delivered to the Trustee pursuant to the Regulations of such Syndicate and, where it is expressly required, to the Company or the Guarantor. Proof of the record of any meeting of a Syndicate as specified in the Regulations with respect to such Syndicate shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and the Guarantor and any agent of the Trustee or the Company or the Guarantor, if made in the manner provided in the Regulations related to such Syndicate.
     (b) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.
     (c) If the Company wishes to solicit from the Holders of any Securities any Act, the Company shall give notice to the Trustee to request that the Commissioner call a meeting of the Syndicate or Syndicates of Holders of the affected series of Securities in accordance with the relevant Regulations, which notice shall include the substance of the matter or matters proposed to be considered at such meeting, and the Trustee shall request that the Commissioner give notice of any such meeting, together with the substance of the matter or matters proposed to be considered at such meeting, in accordance with the relevant Regulations within 14 days of receipt of such notice from the Company.
     (d) For the purpose of determining the Holders of Outstanding Securities of a series entitled to give, make or take any Act provided or permitted by this Indenture, only the Holders of Securities Outstanding at the close of business on any record date established by the Commissioner in accordance with the Regulations of the Syndicate of Holders of Securities of such series, as shown in the Security Register, shall be deemed to be Holders of such Securities for the purpose of determining whether the Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such Act.
     (e) Any request, demand, authorization, direction, notice, consent or waiver by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Company or the Guarantor in reliance thereon, whether or not notation of such request, demand, authorization, direction, notice, consent or waiver is made upon such Security.
     Section 1.05. Notices, etc., to Trustee, Company and Guarantor. (a) Any request, demand, direction, notice, or record of an Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder, or any request, demand, authorization, direction, notice, consent or waiver by the Company or the Guarantor, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office.
     (b) Any record of an Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Guarantor by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to the attention of Financial Department at Paseo de la Castellana, 81, 18th Floor, 28046, Madrid, Spain (Facsimile number: +34 91 537 40 11), or at any other address previously furnished in writing to the Trustee by the Guarantor.
     (c) Any record of an Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of Financial Department at Paseo de la Castellana, 81, 18th Floor, 28046, Madrid, Spain (Facsimile number: +34 91 537 40 11), or at any other address previously furnished in writing to the Trustee by the Company.
     (d) Any request, demand, direction or notice of the Trustee provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Commissioner, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Commissioner at the Corporate Trust

Office or at any other address previously furnished in writing to the Trustee by the Commissioner.
     Section 1.06. Notice to Holders of Securities; Waiver. (a) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice. In addition to the foregoing, notice of any meeting of Holders of Securities of a given series shall be given in accordance with Section 1.04(c) and the Regulations of the Syndicate of Holders of Securities of such series.
     (b) Any notice which is given in the manner provided in this Section 1.06 and the applicable Regulations shall be conclusively presumed to have been duly given or provided. Without limiting the generality of the foregoing, in any case where notice to Holders of Securities is given by mail as provided by this Section 1.06, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee, in addition to any notice required to be made under the applicable Regulations, shall constitute a sufficient notification for every purpose hereunder.
     (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 1.07. Language of Notices. Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.
     Section 1.08. Conflict with Trust Indenture Act. If any provision hereof or of the Regulations of the Syndicate of Holders of Securities of a given series limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision hereof or of the Regulations of the Syndicate of Holders of Securities of a given series modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture and the relevant Regulations as so modified or to be excluded, as the case may be.
     Nothing in the Regulations of the Syndicate of Holders of Securities of any series or duties of the Commissioner of such Syndicate will limit or restrict the ability of the Trustee to perform its duties as Trustee under the Indenture and, in the event of conflict, this Indenture and the obligations of the Trustee hereunder will control and prevail.
     Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.10. Successors and Assigns. All covenants and agreements in this Indenture by the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.
     Section 1.11. Separability Clause. In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.12. Benefits of Indenture. Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities, any benefit, any legal or equitable right, remedy or claim under this Indenture.
     Section 1.13. Governing Law. This Indenture and the Securities shall be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company and the Guarantor of this Indenture and the Securities, the Securities as set forth therein, Section 1.17, Section 1.18 and Section 15.02 shall be governed by and construed in accordance with Spanish law. Any Guarantees entered into pursuant to Section 15.01 shall be governed by and construed in accordance with Spanish law. The Regulations of each Syndicate and the duties of and all other matters relating to the Commissioner shall be governed by and construed in accordance with Spanish law.
     Section 1.14. Legal Holidays. In any case where any Interest Payment Date, Stated Maturity or Maturity of any Security, or the last date on which a Holder has the right to convert Securities of a series that are convertible, shall be a Legal Holiday at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted on such date but such payment may be made, and such Securities may be converted, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity, or on such last day for conversion and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity or Maturity, as the case may be.
     Section 1.15. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 1.16. Appointment of Agent for Service. Each of the Company and the Guarantor has designated and appointed Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105 as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit or proceeding in any U.S. federal or state court in the Borough of Manhattan, The City of New York arising out of or relating to the Securities, the Guarantee or this Indenture, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Securities remain Outstanding until the appointment of a successor by the Company or the Guarantor, as the case may be, and such successor’s acceptance of such appointment. Upon such acceptance, the Company or the Guarantor, as the case may be, shall notify the Trustee of the name and address of such successor. Each of the Company and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company or the Guarantor to take any such action. Each of the Company and the Guarantor hereby submits (for the purpose of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding. Notwithstanding the foregoing, any suit or proceeding arising out of or relating to the Guarantee may also be brought in the courts of Madrid, Spain.
     Section 1.17. Establishment of Syndicate and Appointment of Commissioner. For each series of Securities issued hereunder, the Company shall establish a Syndicate in respect of the Securities of that series in accordance with the Spanish Corporations Law (Ley de Sociedades Anónimas). The Company shall designate and appoint, in the Spanish deed of issuance (escritura de emisión) related to the Securities of that series, The Bank of New York Mellon, or any other Person named as Trustee hereunder in respect of Securities of such series, as Commissioner of such Syndicate. The Bank of New York Mellon, or any other

Person named as Trustee hereunder in respect of Securities of such series, as the case may be, shall serve as Commissioner (i) until The Bank of New York Mellon or such other Trustee resigns or is removed as Trustee by the Company, the Guarantor or an Act of Holders of Outstanding Securities of a series or otherwise pursuant to Article 6 and a successor Trustee or any other Person shall have become Commissioner with respect to Securities of such series pursuant to the Regulations of the Syndicate of Holders of Securities of such series or (ii) until such Commissioner is removed by the Company, the Guarantor or an Act of Holders of Outstanding Securities of such series. Thereafter “Commissioner” in respect of Securities of such series shall mean each Person designated by the Syndicate of Holders of Securities of such series as the successor Commissioner with respect to Securities of such series. Every Holder of Securities of such series will be deemed to have agreed to membership in the Syndicate in respect of Securities of such series and to have granted full power and authority to the Trustee with respect to Securities of such series to act as its proxy to vote at the first meeting of the Syndicate of Holders of Securities of such series in favor of ratifying the Regulations in respect of such Syndicate, the designation and appointment of such Trustee as Commissioner of such Syndicate and the actions of the Commissioner of such Syndicate performed prior to such first meeting of such Syndicate.
     Section 1.18. Meetings of the Syndicate. The Trustee shall request that the Commissioner call meetings of each Syndicate of Holders of Securities of the affected series as provided herein.
ARTICLE 2
Securities Forms
     Section 2.01. Forms Generally. Each Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security as evidenced by their execution of such Security.
     Unless otherwise provided in or pursuant to this Indenture, the Securities shall be issuable in registered form without coupons and shall not be issuable upon the exercise of warrants.
     Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

     Section 2.02. Form of Trustee’s Certificate of Authentication. Subject to Section 6.13, the Trustee’s certificate of authentication shall be in substantially the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Authorized Officer

     Section 2.03. Securities in Global Form. The Securities may be issuable in global form. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges of interests in the Global Security for Securities issued in definitive form. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.03 or Section 3.05 with respect thereto. Subject to the provisions of Section 3.03 and, if applicable, Section 3.05, the Trustee shall deliver and redeliver any Global Security in permanent form in the manner and upon instructions given by the Person specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.05 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Global Security shall be in writing but need not be accompanied by or contained in an Officers’ Certificate and need not be accompanied by an Opinion of Counsel.
     Notwithstanding the provisions of Section 3.08, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Global Security in permanent form shall be made to the Person or Persons specified in the Global Security.
     Notwithstanding the provisions of Section 3.09 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding

Securities represented by a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form.
     Section 2.04. Forms of Legends for Global Securities. Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear legends in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     This Security may not be offered or sold in the Kingdom of Spain by means of a public offer (as defined and construed by Spanish law) and may only be offered or sold in the Kingdom of Spain in compliance with the requirements of Law 24/1988 of July 28, 1988 (as amended from time to time) on the Spanish Securities Market and Royal Decree 1310/2005 of November 4, 2005 on listing in secondary markets, public offers and the prospectus required for those purposes.
     Section 2.05. Form of Guarantee. The Guarantee to be endorsed on the Securities of each series of Securities shall be in substantially the following form:
GUARANTEE
     THIS GUARANTEE is made on                     , 20      by Banco Bilbao Vizcaya Argentaria, S.A. (the “Guarantor”, which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed) in favor of the Holder of the Security upon which this Guarantee is endorsed (“this Security”). This Guarantee is issued subject to the provisions of the Indenture dated July 18, 2008 among BBVA U.S. Senior, S.A. Unipersonal, the Guarantor and The Bank of New York Mellon, as Trustee, as supplemented from time to time (the “Indenture”), and each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions. Terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     (a) Guarantee. The Guarantor irrevocably and unconditionally guarantees to each Holder of this Security, and to the Trustee on behalf of each such Holder, that, if for any reason, the Company does not pay any sum payable by it to such Holder in respect of this Security as specified in this Security (including any principal of (and premium, if any) and interest on this Security, payments to sinking funds (if applicable), Additional Amounts or any other amounts of whatever nature which may become payable under any of the foregoing or under the Indenture) as and when the same shall become due under any of the foregoing, the Guarantor will pay to such Holder, or to the Trustee for the account of such Holder, on demand the amount payable by the Company to such Holder.

     (b) Guarantor as Principal Debtor. Without affecting the Company’s obligations, the Guarantor will be liable under this Guarantee as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (i) any time, indulgence, waiver or consent at any time given to the Company or any other person, (ii) any amendment to any of the Security, the Indenture or to any security or other guarantee or indemnity, (iii) the making or absence of any demand on the Company or any other person for payment, (iv) the enforcement or absence of enforcement of any of the Security, the Indenture or of any security or other guarantee or indemnity, (v) the release of any such security, guarantee or indemnity, (vi) the dissolution, amalgamation, reconstruction, merger or reorganization of the Company or any other Person, (vii) the sale or conveyance of the property of the Company or the Guarantor as an entirety or substantially as an entirety to any other Person or (viii) the illegality, invalidity or unenforceability of or any defect in any provision of any of the Security or the Indenture or any of the Company’s obligations under any of them).
     (c) Guarantor’s Obligations Continuing. The Guarantor’s obligations under this Guarantee are and will remain in full force and effect by way of continuing security until no sum remains payable under any Security or the Indenture. Furthermore, these obligations of the Guarantor are complementary to, and not instead of, any security or other guarantee or indemnity at any time existing in favor of a Holder, whether from the Guarantor or otherwise. The Guarantor irrevocably waives all notices and demands whatsoever, as well as diligence, presentment, demand of payment, filing of claims with a court in the event of merger of bankruptcy of the Company, protest and any right to require a proceeding first against the Company.
     (d) Repayment to the Company. If any payment received by a Holder is, on the subsequent liquidation or insolvency of the Company, avoided under any laws relating to liquidation or insolvency, such payment will not be considered as having discharged or diminished the liability of the Guarantor and this Guarantee will continue to apply as if such payment had at all times remained owing by the Company.
     (e) Indemnity. As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Company under this Security or the Indenture but which is for any reason (whether or not now known or becoming known to the Company, the Guarantor or any Holder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Holder on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Guarantee, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by any Holder.
     (f) Status of Guarantee. The payment obligations of the Guarantor under this Guarantee constitute direct, unconditional and unsecured obligations of the Guarantor and will at all times rank pari passu among themselves and pari passu with all other unsecured and unsubordinated obligations of the Guarantor.
     (g) Withholding or Deduction. All payments by the Guarantor under this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the Kingdom of Spain, or any political sub-division thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Guarantor will pay such Additional Amounts as may be necessary in order that the net amounts received by each Holder after such withholding or deduction shall equal the respective amounts which would have been received by them in the absence of the withholding or deduction; except that no additional amounts shall be payable with respect to any Security:
(i) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the Kingdom of Spain other than the mere holding of the Security or the mere crediting of the Security to its securities account with the relevant Depository; or
(ii) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that a Holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or
(iii) to, or to a third party on behalf of, a Holder in respect of whom the Company or the Guarantor (or the Paying Agent on its behalf) has not received all details concerning such holder’s identity and tax residence as it requires in order to comply with Spanish Law 13/1985 of 25 May 1985, as amended, by Law 19/2003, of 4th July and Law 23/2005, of 18th November) and any implementing legislation or regulation, no later than 10.00 a.m. (CET) on the 10th calendar day of the month following the relevant date upon which the payment was due (or if such date is not a day on which commercial banks are open for general business in Spain, the immediately preceding such date); or

(iv) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or
(v) in respect of any Security presented for payment (where presentation is required) by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.
Additional amounts will also not be paid with respect to any payment to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the Holder.
For the purposes of (ii) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with this Indenture.
     (h) Power to Execute. The Guarantor hereby warrants, represents and covenants with the Holder of this Security that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Guarantee, and that this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.
     (i) Subrogation. The Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on (including Additional Amounts, if any, on) and all other amounts which may be payable under this Security shall have been paid in full.

     (j) Governing Law and Submission to Jurisdiction. This Guarantee is governed by, and shall be construed in accordance with, Spanish law.
     The Guarantor irrevocably agrees for the benefit of each Holder that the courts of Madrid, Spain, are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee and that accordingly any suit, action or proceedings arising out of or in connection with this Guarantee (together referred to as “Proceedings”) may be brought in the courts of Madrid, Spain. Notwithstanding the foregoing, any Proceeding may also be brought in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York.
     The Guarantor irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of Madrid, Spain, and irrevocably agrees that a final judgment in any Proceedings brought in the courts of Madrid, Spain, shall be conclusive and binding upon the Guarantor and may be enforced in the courts of any other jurisdiction. Nothing contained in this Clause shall limit any right to take Proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.
     IN WITNESS WHEREOF, this Guarantee has been manually executed on behalf of the Guarantor.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
By:	[ ]
Name:
Address: Date:

ARTICLE 3
The Securities
     Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.
     With respect to any Securities to be authenticated and delivered hereunder, there shall be established or issued in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,
     (a) the title of such Securities and series in which such Securities shall be included;
     (b) any limit on the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.05, 3.06, 3.07, 9.05 or 11.07 or the terms of such Securities and except for any Securities that, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);
     (c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Securities will be issued;
     (d) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.06, (ii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any Global Security and (iii) the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04;
     (e) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal, or any portion of the principal amount, of such Securities is payable and, if other than the full principal amount thereof, the portion, or the method or methods by which such portion is determined, of the principal amount of such Securities payable on such date or dates;

     (f) the rate or rates (which may be fixed or variable) at which such Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;
     (g) the date or dates, if any, on or after which, or the period or periods, if any, within which, and the price or prices at which the Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by the Company, and the other terms and provisions of such sinking and/or purchase funds;
     (h) if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Securities may be surrendered for registration of transfer, any of such Securities may be surrendered for exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served; the extent to which, or the manner in which, any interest payment on a Global Security on an Interest Payment Date will be paid and the manner in which any principal of or premium, if any, on any Global Security will be paid;
     (i) whether any of such Securities are to be redeemable at the option of the Company or of the Holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company or of the Holder thereof and the terms and provisions of such optional redemption;
     (j) whether the Company is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;
     (k) the denominations in which any of such Securities shall be issuable;

     (l) whether any of the Securities will be issued as Original Issue Discount Securities;
     (m) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion is to be determined;
     (n) if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable and the manner of determining the equivalent thereof in Dollars for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;
     (o) if the principal of, any premium or interest on or any Additional Amounts with respect to, any of such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in a Currency other than that in which such Securities are stated to be payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities or any of them are to be so payable;
     (p) whether the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to, such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;
     (q) whether the Person in whose name a Security is registered at the close of business on the Regular Record Date for payment of interest shall be entitled to designate some other person as the recipient of such interest payment;
     (r) any deletions from, modifications of or additions to the Events of Default or covenants of the Company or the Guarantor with respect to any of such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;
     (s) the applicability, if any, of Section 4.02 to any of such Securities and any provisions in modification of, in addition to or in lieu of any of the provisions of Section 4.02;

     (t) if any of such Securities are to be issuable upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;
     (u) if any of such Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;
     (v) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;
     (w) the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing Securities) and 316(c), respectively, of the Trust Indenture Act;
     (x) any material U.S. federal or Spanish income tax considerations applicable to such Securities and related Guarantees;
     (y) any other terms of such Securities which the Company may establish in accordance with Section 9.02;
     (z) the deed of issuance (escritura de emisión), which shall be in the Spanish language, related to that series of Securities, and the Regulations related to such series of Securities, which shall be in the Spanish language and accompanied by a non-official English translation thereof; and
     (aa) any provisions in addition to any of the provisions of Section 10.04.
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any indenture supplemental hereto pertaining to such Securities. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Officers’ Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Officers’ Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Officers’ Certificate or supplemental indenture. All Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

     If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.
     Section 3.02. Currency; Denominations. Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Securities denominated in Dollars shall be issuable in registered form without coupons. Securities shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.
     Section 3.03. Execution, Authentication, Delivery and Dating. Securities shall be executed on behalf of the Company by one of the representatives of the Company entitled to do so by Board Resolution or by any member of the Board of Directors. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, executed by the Company and having Guarantees endorsed thereon by the Guarantor, to the Trustee for authentication and, provided that the Board Resolution and Officers’ Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.01 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon,
     (a) an Opinion of Counsel to the effect that:
     (i) the form or forms and terms of such Securities, if any, have been established in conformity with the provisions of this Indenture;

     (ii) all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertion and executed and delivered by the Company to the Trustee for authentication pursuant to this Indenture and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture; such Opinion of Counsel need express no opinion as to the availability of equitable remedies;
     (iii) all laws and requirements in respect of the execution and delivery by the Company of such Securities, if any, have been complied with; and
     (iv) this Indenture has been qualified under the Trust Indenture Act; and
     (b) an Officers’ Certificate stating that, to the best knowledge of the Persons executing such certificate, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.
     If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officers’ Certificate at the time of issuance of each Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.
     The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.02 or 6.13 executed by or on behalf of the Trustee by the manual signature of one of its authorized officers or by the Authenticating Agent. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     Section 3.04. Execution of Spanish Deed of Issuance and Form of Regulations. The Trustee, who shall initially serve as Commissioner of the Syndicate for each series of Securities issued hereunder, shall sign the Spanish deed of issuance (escritura de emisión) related to each such series of Securities. Each such Spanish deed of issuance (escritura de emisión) shall be filed with the Mercantile Registry of Vizcaya and shall include the Regulations in respect of such Syndicate. An unofficial translation of the form of Regulations for the Syndicate of Holders of Securities of each series is set forth in Annex A hereto.
     Section 3.05. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.03, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form. Such temporary Securities may be in global form.
     Except in the case of temporary Global Securities, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
     Section 3.06. Registration, Transfer and Exchange. (a) The Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of such series and of transfers of the Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times. The Trustee is hereby initially appointed as Security Registrar for each series of Securities. In the event that the Trustee shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. Unless otherwise provided with respect to a particular series of Securities, there shall be only one Security Register for each series of Securities.
     (b) Upon surrender for registration of transfer of any Security of any series at any Office or Agency for such series, the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.
     (c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     (d) Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture. Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for definitive registered securities, a Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or by such Depository. Except as otherwise provided in or pursuant to this Indenture, any Global Security shall be exchangeable for definitive Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository or has ceased to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within 60 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such Global Security shall be so exchangeable, (iii) an Event of Default has occurred and is continuing with respect to the Securities, or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01. If the beneficial owners of interests in a Global Security are entitled to exchange such interests for definitive Securities, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company and with the Guarantee endorsed thereon by the Guarantor. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by an Officers’ Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such Depository or the U.S. Depository, as the case may be, or such other Depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Security is issued in exchange for any portion of a Global Security after the close of business at the Office or

Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.
     (e) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.
     (f) Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.
     (g) No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05, 9.05 or 11.07 not involving any transfer.
     (h) Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and the same series under Section 11.03 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

     Section 3.07. Mutilated, Destroyed, Lost and Stolen Securities. (a) If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 3.07, the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, appertaining to the surrendered Security.
     (b) If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, the Guarantor shall endorse the Guarantee on, and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
     (c) Notwithstanding the foregoing provisions of this Section 3.07, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     (d) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     (e) Every new Security, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series, if any, duly issued hereunder.
     (f) The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.08. Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved. (a) Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional

Amounts with respect to any Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.
     The Company shall, before 10:00 a.m. (New York time) on each due date of the principal or (and premium, if any) or interest or any other amounts due on any Securities, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal (and premium, if any) or interest or any other amounts due or so becoming due, such sum to be held in trust by the Paying Agent for the benefit of the Persons entitled to such principal, premium or interest or any other amounts due and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee and the Paying Agent of its action or failure so to act. Subject to actual receipt of such funds as provided by this Section by the designated Paying Agent, such Paying Agent shall make payments on the Securities in accordance with the provisions of this Indenture.
     (b) Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (i) or (ii) below:
     (i) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holder of such Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than ten days prior to such Special Record Date. The Trustee shall, at the instruction of the Company, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (ii).
     (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.
     (c) Unless otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.
     (d) Subject to the foregoing provisions of this Section and Section 3.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 3.09. Persons Deemed Owners. (a) Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Section 3.08) interest on and any Additional Amounts with respect to such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and neither the Company nor the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     (b) No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between the Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as Holder of any Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Section 3.10. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder that the Company has not issued and sold, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be cancelled by the Trustee in accordance with its customary practice, unless by a Company Order the Company directs their return to it.
     Section 3.11. Computation of Interest. Except as otherwise provided in or pursuant to this Indenture, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
ARTICLE 4
Satisfaction and Discharge of Indenture
     Section 4.01. Satisfaction and Discharge. (a) Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order (except as to any surviving rights of registration of transfer or exchange or conversion of Securities of such series herein expressly provided for and any right to receive Additional Amounts), and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when
     (i) either
     (A) all Securities of such series theretofore authenticated and delivered (other than (y) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (z) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
     (B) all Securities of such series and, in the case of (1) or (2) below, not theretofore delivered to the Trustee for cancellation
     (1) have become due and payable, or
     (2) will become due and payable at their Stated Maturity within one year, or
     (3) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;
     (ii) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and
     (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
     (b) In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.
     (c) Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Sections 6.06 and 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Sections 3.06, 3.07, 4.03 and the last paragraph of Section 10.03 shall survive.
     Section 4.02. Defeasance and Covenant Defeasance. (a) If, pursuant to Section 3.01, provision is made for either or both of (i) defeasance of the Securities of or within a series under subsection (b) of this Section 4.02 or (ii) covenant defeasance of the Securities of or within a series under subsection (c) of this Section 4.02, then such provisions, together with the other provisions of this Section 4.02 (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities, and the Company or the Guarantor may at its option by Company Order, at any time, with respect to such Securities, and the Guarantees thereof, elect to have Section 4.02(b) (if applicable) or Section 4.02(c) (if applicable) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 4.02.
     (b) Upon the Company’s or the Guarantor’s exercise of the above option applicable to this Section 4.02(b) with respect to any Securities of or within a series and the Guarantees thereof, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and the Guarantor shall be deemed to have been discharged from its obligations with respect to the related Guarantees on the date the conditions set forth in subsection (d) of this Section 4.02 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and the Guarantor shall be deemed to have satisfied all its obligations under this Indenture and with respect to the Guarantees relating to such Securities, and such Securities shall thereafter be deemed to be “Outstanding” only for the purposes of subsection (e) of this Section 4.02 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and each of the Company and the Guarantor shall be deemed to have satisfied all of its other obligations under such Securities, the Guarantees thereof and this Indenture insofar as such Securities and the Guarantees thereof are concerned (and the Trustee, at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in subsection (d) of this Section 4.02 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (ii) the Company’s and the Guarantor’s obligations with respect to such Securities under Sections 3.06, 3.07, 10.02 and 10.03 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.04, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.02. The Company or the Guarantor may exercise its option under this Section 4.02(b) notwithstanding the prior exercise of its option under subsection (c) of this Section 4.02 with respect to such Securities.
     (c) Upon the Company’s or the Guarantor’s exercise of the above option applicable to this Section 4.02(c) with respect to any Securities of or within a series, the Company and the Guarantor shall be released from, if specified pursuant to Section 3.01, their obligations under any other covenant, with respect to such Outstanding Securities and the Guarantees thereof on and after the date the conditions set forth in subsection (d) of this Section 4.02 are satisfied (hereinafter, "covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and the Guarantee thereof shall be unaffected thereby.
     (d) The following shall be the conditions to application of subsection (b) or (c) of this Section 4.02 to any Outstanding Securities of or within a series:
     (i) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Section 4.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity, or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on such outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.
     (ii) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.
     (iii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
     (iv) In the case of an election under subsection (b) of this Section 4.02, the Company or the Guarantor shall have delivered to the Trustee an opinion of counsel of internationally recognized standing stating that (A) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (B) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
     (v) In the case of an election under subsection (c) of this Section 4.02, the Company or the Guarantor shall have delivered to the Trustee an opinion of counsel of recognized standing to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (vi) The Company or the Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under subsection (b) or (c) of this Section 4.02 (as the case may be) have been complied with.
     (vii) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).
     (viii) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended and rules and regulations adopted by the Commission thereunder, unless such trust shall be registered under such Act or exempt from registration thereunder.
     (ix) Notwithstanding any other provisions of this Section 4.02(d), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.
     (e) Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.02(e), the “Trustee”) pursuant to subsection (d) of Section 4.02 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the

Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.
     (f) Unless otherwise specified with respect to any Security pursuant to Section 3.01, if, after a deposit referred to in Section 4.02(d)(i) has been made, (i) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.01 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 4.02(d)(i) has been made in respect of such Security, or (ii) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 4.02(d)(i) has been made, the indebtedness represented by such Security and the Guarantee thereof shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.
     (g) Anything in this Section 4.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or the Guarantor from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in subsection (d) of this Section 4.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.02.
     Section 4.03. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 or 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal, premium, interest and Additional Amounts for whose payment such money has or U.S. Government Obligations have been deposited with or received by the Trustee; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Order of the Company any money or U.S. Government Obligations held by it as provided in Section 3.02 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the defeasance or covenant defeasance, as the case may be, with respect to such Securities.
     Section 4.04. Prescription. All claims made against the Company or the Guarantor for payment of principal of, or interest (including Additional Amounts) on, or in respect of, the Securities shall become void unless made within ten years (in the case of principal) and five years (in the case of interest (including Additional Amounts)) from the later of (i) the date on which such payment first became due and (ii) if the full amount payable has not been received by the applicable Trustee in New York City on or prior to such due date, the date on which the full amount is so received.
     Section 4.05. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantor under this Indenture, the Securities and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 4 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 4; provided, however, that, if the Company or the Guarantor has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company and the Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.
ARTICLE 5
Remedies
     Section 5.01. Events of Default. “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating a particular series of Securities or in the Officers’ Certificate for such series:
     (a) default by the Company, or the Guarantor pursuant to the Guarantee in the payment of the principal of any Security of such series when due and payable at its Maturity and such default is not remedied within 14 days; or
     (b) default by the Company, or the Guarantor pursuant to the Guarantee in the payment of any interest on or any Additional Amounts payable in respect of any Security of such series when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 21 days; or
     (c) default by the Company, or the Guarantor pursuant to the Guarantee in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a Security of such series and such default is not remedied in 30 days; or
     (d) default in the performance, or breach, of any covenant or warranty of (i) the Company in this Indenture or the Securities or (ii) the Guarantor in this Indenture or the Guarantee (other than a covenant or warranty default in the performance or breach of which is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series), and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by any Holder or the Holders of any Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (e) any Capital Markets Indebtedness of either the Company or the Guarantor individually where the principal amount of such Capital Markets Indebtedness is in any case in excess of U.S.$50,000,000 (or its equivalent in another currency or other currencies) or any guarantee by the Company or the Guarantor of any Capital Markets Indebtedness of any other person is not (in the case of Capital Markets Indebtedness) paid when due (after whichever is the longer of 30 days after the due date and any applicable grace period therefor) or becomes prematurely due and payable following a default on the part of the Company or the Guarantor or otherwise in respect of such Capital Markets Indebtedness, or (in the case of a guarantee) is not honored when due (after whichever is the longer of 30 days after the due date and any applicable grace period therefor);
     (f) an order of any competent court or administrative agency is made or any resolution is passed by the Company for the winding-up or dissolution of the Company (other than for the purpose of an amalgamation, merger or reconstruction approved by Act of the Holders relating to such series); or
     (g) an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order is made or a resolution is passed for the dissolution or winding up of the Guarantor (except (i) in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by Act of the Holders relating to such series or (ii) where the entity resulting from any such reconstruction or merger or amalgamation is a Financial Institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated 28 June 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such reconstruction or merger or amalgamation); or
     (h) the Company or the Guarantor is adjudicated or found bankrupt or insolvent, or any order of any competent court or administrative agency is made for, or any resolution is passed by the Company or the Guarantor to apply for, judicial composition proceedings with its creditors or for the appointment of a receiver or trustee or other similar official in insolvency proceedings in relation to the Company or the Guarantor or of a substantial part of the assets of either of them (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days); or
     (i) the Company or the Guarantor stops payment of its debts generally; or
     (j) the Company (except for the purpose of an amalgamation, merger or reconstruction approved by Act of the Holders relating to such series) or the Guarantor (except (i) for the purpose of an amalgamation, merger or reconstruction approved by Act of the Holders relating to such series or (ii) where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to carry on the whole or substantially the whole of its business; or

     (k) a holder of a security interest takes possession of the whole or any substantial part of the assets or business of the Company or the Guarantor or an application is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to the Company or the Guarantor or in relation to the whole or any substantial part of the business or assets of the Company or the Guarantor, or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of the Company or the Guarantor and is not discharged within 30 days; or
     (l) the Guarantee with respect to Securities of such series ceases to be, or is claimed by the Guarantor not to be, in full force and effect.
     For the purpose of Paragraphs (h), (j) and (k) a report by the external auditors from time to time of the Company or the Guarantor, as the case may be, as to whether any part of the business or assets of the Company or the Guarantor is “substantial” shall, in the absence of manifest error, be conclusive.
     Section 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then the Trustee, acting pursuant to an Act of the Holders of the Securities of the relevant series, with respect to all Outstanding Securities of such series, or the Holder of any Outstanding Security of the relevant series, with respect to such Security held by such Holder, may declare the principal, or such lesser amount as may be provided for in the Securities of such series, of such Securities or Security, as the case may be, to be due and payable immediately by giving written notice to the Company, and upon receipt of any such declaration such principal or such lesser amount shall become immediately due and payable.
     (b) At any time after such a declaration of acceleration with respect to Securities or Security, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, may by Act, rescind and annul such declaration and its consequences if
     (i) the Company or the Guarantor has paid or deposited with the Trustee a sum of money sufficient to pay
     (A) all overdue installments of any interest on and Additional Amounts with respect to all Securities of such series,
     (B) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any

Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Securities,
     (C) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.07; and
     (ii) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of and any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 5.13.
     (c) No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Company and the Guarantor covenant that if
     (i) default is made in the payment of any installment of interest on or any Additional Amounts with respect to any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 21 days, or
     (ii) default is made in the payment of the principal of or any premium on any Security at its Maturity and such default is not remedied within 14 days, the Company or the Guarantor shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07.

     (b) If the Company or the Guarantor fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, acting upon an Act of the Holders of Securities of such series or in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon such Securities, and the Guarantee and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Securities and the Guarantee, wherever situated.
     (c) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or the Guarantee or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.
     Section 5.04. Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel and of the Holders of Securities) allowed in such judicial proceeding, and
     (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.
     (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.
     Section 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.
     Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due to the Trustee and any predecessor Trustee under Section 6.07;
     SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively;
     THIRD: The balance, if any, to the Person or Persons entitled thereto.

     Section 5.07. Limitations on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
     (ii) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
     Section 5.08. Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts. Notwithstanding any other provision in this Indenture and in any Security, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.08) interest on, and any Additional Amounts with respect to, such Security on or after the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such Holder, except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
     Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.
     Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.
     Section 5.12. Control by Holders of Securities. The Holders of a majority in principal amount of the Outstanding Securities of the relevant series, by Act, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
     (i) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

     (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (iii) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.
     Section 5.13. Waiver of Past Defaults. (a) Subject to Section 5.02(b)(i)(D), the Holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may, by Act, waive any past default hereunder with respect to such series and its consequences, except a default
     (i) in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Security of such series, or
     (ii) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
     (b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 5.14. Waiver of Stay or Extension Laws. The Company and the Guarantor each covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor each expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.15. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

ARTICLE 6
The Trustee
     Section 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as specifically set forth in this Indenture and the Trust Indenture Act and no implied covenants nor obligations shall be read into this Indenture against the Trustee, except as otherwise required by the Trust Indenture Act. Whether or not herein or therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 6.02. Certain Rights of Trustee. Except as set forth in this Article, no provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
     Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security, to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company or the Guarantor may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation or inquiry into (i) the performance of the Company of any of its covenants set forth in this Indenture and (ii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company or the Guarantor, personally or by agent or attorney;
     (g) the Trustee shall not be charged with knowledge of the occurrence of any default or an Event of Default (other than an Event of Default included in Section 5.01(a), Section 5.01(b) and Section 5.01(c) hereof), and such knowledge shall not be imparted to the Trustee, unless a Responsible Officer of the Trustee has received written notice of such default or Event of Default from the Company or any Holder of an Outstanding Security of the relevant series and such notice references the specific default or Event of Default under the Securities of such series and this Indenture, and is given in the manner required by Section 1.05 hereof;
     (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including, without limitation, the indemnification of the Trustee pursuant to Section 6.07(a)(iii), are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
     (k) under no circumstances will the Trustee be liable to the Company for any consequential loss (being loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage;
     (l) the Trustee may request that the Company or the Guarantors deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;
     (m) the permissive rights of the Trustee enumerated herein shall not be construed as duties;
     (n) the Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstance beyond its control;
     (o) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and
     (p) following the occurrence of an Event of Default, the Trustee shall be entitled to require all agents (including the Paying Agent) to act pursuant to its instruction.
     Section 6.03. Notice of Defaults. Within 90 days after the occurrence of any default hereunder known to the Trustee with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.03(c), notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such series. For the purpose of this Section, the term "default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
     Section 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Guarantor and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.
     Section 6.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

     Section 6.06. Money Held in Trust. Except as provided in Section 4.03 and Section 10.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder.
     Section 6.07. Compensation and Reimbursement. (a) The Company and the Guarantor jointly and severally agree:
     (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder as agreed between the Company, the Guarantor and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and
     (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense may be attributable to its negligence or bad faith.
     (b) As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on or any Additional Amounts with respect to Securities.
     (c) Any compensation or expense incurred by the Trustee after a default specified by Section 5.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.07 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this

Section 6.07. The provisions of this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture.
     Section 6.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States or of any state or territory or of the District of Columbia (or a corporation or other person permitted to act as Trustee by the Commission), eligible under Sections 310(a)(1), 310(a)(5) and 310(b) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by U.S. federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.10.
     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.
     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of Outstanding Securities of such series.
     (d) If at any time:
     (i) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company, the Guarantor or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company, the Guarantor or any such Holder, or

     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or the Guarantor, by or pursuant to a Company Order, may remove the Trustee with respect to all Securities or the Securities of such series, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees. In the case of any such removal, the Trustee will thereupon cease to serve as the Commissioner of the Syndicate established with respect to such series of Securities.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company or the Guarantor, by or pursuant to a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and Commissioner with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company and the Guarantor. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company, the Guarantor or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (f) The Company or the Guarantor shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by instructing such successor Trustee to mail written notice of such event by first class mail, postage prepaid, to the Holders of Securities, if any, of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     Section 6.10. Acceptance of Appointment by Successor.
     (a) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee but, on the request of the Company, the Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.03, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.
     (b) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 10.03 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.07.
     (c) Upon request of any Person appointed hereunder as a successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
     (d) No Person shall accept its appointment hereunder as a successor Trustee with respect to the Securities of a series unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and, except if a Person other than the retiring Trustee is the Commissioner of such Syndicate, agree to accept appointment as Commissioner of the Syndicate of Holders of Securities of such series upon approval of such appointment by the Holders of Securities of such series in accordance with the Regulations applicable to such Syndicate.
     Section 6.11. Merger, Conversion, Consolidation or Succession to Business. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto other than the provision of written notice to the Company and the Guarantor. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 6.12. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     Section 6.13. Appointment of Authenticating Agent. (a) The Trustee may appoint one or more Authenticating Agents acceptable to the Company and the Guarantor with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or pursuant to Section 3.07, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.
     (b) Each Authenticating Agent shall be acceptable to the Company and the Guarantor and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
     (c) Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency, corporate trust or business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     (d) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Company and the Guarantor.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantor and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     (e) The Company and the Guarantor agree to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     (f) The provisions of Sections 3.09, 6.04 and 6.05 shall be applicable to each Authenticating Agent.
     (g) If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, As Trustee
By:
As Authenticating Agent

By:
Authorized Officer

     If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.
     Section 6.14. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.
ARTICLE 7
Holder’s Lists and Reports by Trustee, Company and Guarantor
     Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee:
     (a) semi-annually with respect to Securities of each series on May 15 and November 15 of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.
     Section 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.
     (b) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Guarantor, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.
     Section 7.03. Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 3.01, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.
     (b) The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.
     (c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.
     Section 7.04. Reports by Company and Guarantor. The Company and the Guarantor, pursuant to Section 314(a) of the Trust Indenture Act, shall for so long as any Securities of any series are Outstanding:
     (a) file with the Trustee, within 15 days after the Company or the Guarantor files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934;
     (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or the Guarantor, or both, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (c) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company or the Guarantor pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     Delivery of reports, information and documents to the Trustee pursuant to this Section is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including compliance by the Company or the Guarantor with any of their respective covenants hereunder, as to which the Trustee is entitled to rely exclusively on Officer’s Certificates.
ARTICLE 8
Consolidation, Merger and Sales
     Section 8.01. Company or Guarantor May Consolidate, etc. Subject to Section 5.01, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company or the Guarantor with or into any other Person or Persons (whether or not affiliated with the Company or the Guarantor), or successive consolidations or mergers in which the Company or the Guarantor or the successor or successors of either of them shall be a party or parties, or shall prevent any sale or conveyance of the property of the Company or the Guarantor as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company or the Guarantor).
     Section 8.02. Successor Person Substituted. In the event of any merger, consolidation, sale, conveyance permitted by Section 8.01 and Section 5.01 above, Additional Amounts under the Securities will thereafter be payable in respect of taxes imposed by the acquiring corporation’s, or the resulting corporation’s, jurisdiction of incorporation (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 or the Guarantee, as the case may be, in respect of taxes imposed by the laws of the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of interest or principal due prior to the date of such merger, consolidation, sale, conveyance or lease will be payable only in respect of taxes imposed by the Kingdom of Spain. The acquiring or resulting corporation, as the case may be, will also be entitled to redeem the Securities in the circumstances described in Section 11.08 with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such jurisdiction which change or amendment occurs subsequent to the date of any merger, consolidation, sale, conveyance or lease permitted by Section 8.01 and Section 5.01. In the event of assumption of the Company’s or Guarantor’s obligations in connection with a merger, consolidation, sale or conveyance of substantially all of its assets, the Company or the Guarantor shall be released from all obligations and covenants under this Indenture, the Securities or the Guarantee, as the case may be.
     Section 8.03. Assumption of Company’s Obligations by Guarantor or Controlled Subsidiary. The Guarantor or any Controlled Subsidiary of the

Guarantor may assume the obligations of the Company under the Securities without the consent of the Holders of such Securities. Any Securities so assumed, except if assumed by the Guarantor, will have the benefit of the Guarantee. In the event of any assumption, Additional Amounts under the Securities will be payable in respect of taxes imposed by the assuming corporation’s jurisdiction of incorporation (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 or the Guarantee, as the case may be, in respect of taxes imposed by the laws of the Kingdom of Spain). Additional Amounts with respect to payments of interest or principal due prior to the date of such assumption will be payable only in respect of taxes imposed by the Kingdom of Spain. The Guarantor or the Controlled Subsidiary thereof that assumes the obligations of the Company in such cases will also be entitled to redeem the Securities in the circumstances described in Section 11.08 with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such jurisdiction which change or amendment occurs subsequent to the date of any such assumption. In the event of any such assumption, all obligations of the Company under the Securities shall immediately be discharged.
ARTICLE 9
Supplemental Indentures
     Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities, the Company, the Guarantor (in each case, when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another Person to the Company or the Guarantor, and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities or Guarantee; or
     (b) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company or the Guarantor; or
     (c) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or
     (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or
     (e) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or
     (f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or
     (g) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article 4; provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or
     (h) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities; or
     (i) to secure the Securities; or
     (j) to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding.
     Section 9.02. Supplemental Indentures with Consent of Holders. (a) With the consent, as evidenced in an Act or Acts, as the case may be, of the Holders of not less than a majority in principal amount of the Outstanding Securities of each such series affected by such supplemental indenture voting as a class, the Company, the Guarantor (in each case, when authorized by or pursuant to a Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and of waiving future compliance with respect to the Indenture, such Securities and the Guarantee; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall
     (i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Security, or reduce the principal amount thereof or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 3.08 and permitted by Section 8.03 and Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or
     (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements for a quorum or voting, or
     (iii) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or
     (iv) change in any manner adverse to the interests of the Holders of Outstanding Securities of any series the terms and conditions of the obligations of the Company or the Guarantor in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest, if any, thereon or any sinking fund payments, if any, provided for in respect thereof (including in each case Additional Amounts payable under the Guarantee).
     (b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     (c) It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.03. Execution of Supplemental Indentures. As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.02, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 9.05. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company, the Guarantee thereon may be executed by the Guarantor and such Securities may be authenticated and delivered by the Trustee in exchange for outstanding Securities of such series.
     Section 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10
Covenants
     Section 10.01. Payment of Principal and Any Premium, Interest and Additional Amounts. The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to, the Securities of such series in accordance with the terms thereof and this Indenture.
     Section 10.02. Maintenance of Office or Agency. The Company and the Guarantor shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company and the Guarantor in respect of the Securities of such series relating thereto, the Guarantees and this Indenture may be served.
     The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency. Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series the Borough of Manhattan, The City of New York, and initially appoints the Office or Agency of the Corporate Trust Office of the Trustee for such purpose. Pursuant to Section 3.01(h), the Company may subsequently appoint a place or places in the Borough of Manhattan, The City of New York where such Securities may be payable.
     Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.
     Section 10.03. Money for Securities Payments to be Held in Trust. If the Company or the Guarantor shall at any time act as the Company’s Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
     (i) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
     (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and
     (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the

Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
     Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Security of any series and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company or the Guarantor, as the case may be, on Company Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 10.04. Additional Amounts. The Company hereby further agrees that any amounts to be paid by the Company with respect to each Security shall be paid without deduction or withholding for or on account of any and all present or future taxes or duties of whatever nature imposed or levied by or on behalf of the Kingdom of Spain (the “Taxing Jurisdiction”) or any political subdivision or authority thereof or therein having the power to tax unless such withholding or deduction is required by law. In that event, the Company will pay to the Holder such Additional Amounts in respect of principal, premium, if any, interest, if any, and sinking fund payments, if any, as may be necessary in order that the net amount paid to the Holder of such Security or to the Trustee or any Paying Agent, as the case may be, under this Indenture, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, as specified in the Security to which such Holder or the Trustee would be entitled if no such deduction or withholding had been made; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:
     (a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the

Kingdom of Spain other than the mere holding of the Security or the mere crediting of the Security to its securities account with the relevant Depository;
     (b) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that a Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment;
     (c) to, or to a third party on behalf of, a Holder in respect of whom the Company or the Guarantor (or the Paying Agent on its behalf) has not received all details concerning such holder’s identity and tax residence as it requires in order to comply with Spanish Law 13/1985 of 25 May (as amended by Spanish Law 19/2003 of 4 July and Law 23/2005 of 18 November) and any implementing legislation or regulation no later than 10.00 a.m. (CET) on the 10th calendar day of the month following the Relevant Date upon which the payment was due (or if such date is not a day on which commercial banks are open for general business in Spain, the day immediately preceding such date);
     (d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or
     (e) in respect of any Security presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.
Nor shall Additional Amounts be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.
     For the purposes of (b) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with this Indenture.
     Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
     Section 10.05. Statement by Officers as to Default. Each of the Company and the Guarantor will deliver to the Trustee, within 120 days after the end of their respective fiscal years ending after the date hereof, a brief certificate, complying with Section 314(e) of the Trust Indenture Act, from the principal executive, financial or accounting officer of each of the Company and the Guarantor, stating whether or not to the best knowledge of the signer or signers thereof the Company or the Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions, covenants or conditions of this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided hereunder).
     Section 10.06. Corporate Existence. Subject to Article 8, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that the foregoing shall not obligate the Company or the Guarantor to preserve any such right or franchise if the Company or the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.
     Section 10.07. Waiver of Certain Covenants. Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 9.01(b) or Section 9.01(c) for the benefit of the Holders of Securities of such series or any term, provision or condition set forth in an indenture supplemental hereto, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE 11
Redemption of Securities
     Section 11.01. Applicability of Article. Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.
     Section 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or (b) all of the Securities of any series, with the same interest rate, Stated Maturity and other terms, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount (or in the case of Original Issue Discount Security, the original issue amount) of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restrictions on redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.
     Section 11.03. Selection by Trustee of Securities to be Redeemed. If less than all of the Securities of any series with the same interest rate, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by lot and may provide for the selection for redemption of portions of the principal amount (or in the case of an Original Issue Discount Security, the original issue amount) of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount (or in the case of an Original Issue Discount Security, the original issue amount) of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.
     The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.
     Section 11.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.06, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.
     Any notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
     All notices of redemption shall state:
     (i) the Redemption Date,
     (ii) the Redemption Price,
     (iii) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount (or in the case of an Original Issue Discount Security, the original issue amount)) of the particular Security or Securities to be redeemed,
     (iv) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
     (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,
     (vi) the place or places where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

     (vii) that the redemption is for a sinking fund, if such is the case, and
     (viii) the CUSIP number or the Euroclear and Cedel reference number of such Securities, if any (or any other numbers used by a Depository to identify such Securities).
     Except as otherwise provided herein, notice of redemption published as contemplated by Section 1.06 need not identify particular Securities to be redeemed.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     Section 11.05. Deposit of Redemption Price. On any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on and Additional Amounts with respect thereto, all the Securities or portions thereof which are to be redeemed on that date.
     Section 11.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest and Additional Amounts to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.08.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.
     Section 11.07. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Global Security as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.
     Section 11.08. Optional Redemption due to Changes in Tax Treatment. Unless otherwise provided in the Securities of any series, all (but not less than all) of the Securities of any series may be redeemed in accordance with the terms of this Article 11 at the option of the Company if, as the result of any change in or any amendment to the laws and regulations of the Kingdom of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable Prospectus Supplement relating to such series, either (i) it is determined by the Company or the Guarantor that in making payment under the Securities or the Guarantee, the Company or the Guarantor, as the case may be, would become obligated to pay Additional Amounts with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain and which obligation cannot be avoided by the Company or the Guarantor taking measures available to it without unreasonable cost or expense, or (ii) the Guarantor is or would be required to deduct or withhold tax on any payment to the issuer to enable the issuer to make any payment of principal or interest in respect of the Securities and such deduction or withholding cannot be avoided by the Guarantor taking measures available to it without unreasonable cost or expense (excluding the assumption of the Company’s obligations under the Securities by the Guarantor or a Subsidiary of the Guarantor); provided that no such notice to the Trustee of the redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be obligated to deduct or withhold or pay such Additional Amounts were a payment in respect of the Securities or the Guarantee then due.
     Prior to any notice of redemption of such Securities pursuant to Section

11.04, the Company or the Guarantor shall provide the Trustee with an Officer’s Certificate of the Guarantor stating that the Company or the Guarantor is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company or the Guarantor to redeem such Securities pursuant to this Section have been satisfied and an Opinion of Counsel to the effect that the Company or the Guarantor, as the case may be, has or will become obliged to make such withholding or deduction or to pay such Additional Amounts as a result of such change or amendment.
ARTICLE 12
Sinking Funds
     Section 12.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required by any form of Security of such series issued pursuant to this Indenture.
     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
     Section 12.02. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (i) deliver to the Trustee for cancellation Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company) and (ii) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such series of Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the face amount specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 12.02, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than

$100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.
     Section 12.03. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.
ARTICLE 13
Repayment at the Option of Holders
     Section 13.01. Applicability of Article. Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 4.01, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 13.01, in connection with any repayment of

Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers, it being understood that the foregoing shall not affect the right of the Guarantor or the Company to purchase any Security of any series at such price or prices or such time or times as may be agreed.
ARTICLE 14
Securities in Foreign Currencies
     Section 14.01. Applicability of Article. Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency other than Dollars shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee.
ARTICLE 15
Guarantees
     Section 15.01. Guarantees. The Guarantor by its execution of this Indenture hereby agrees with each Holder of a Security of each series authenticated and delivered by the Trustee and with the Trustee on behalf of such Holder, to enter into a guarantee in respect of each such series of Securities in substantially the form set forth in Section 2.05.
     Section 15.02. Execution and Delivery of Guarantees. To evidence its guarantees substantially in the form set forth in Section 2.05, the Guarantor hereby agrees to execute the Guarantees manually, or by facsimile in the form established pursuant hereto, to be endorsed on each Security issued by the Company and authenticated and delivered by the Trustee. Each such Guarantee shall be executed on behalf of the Guarantor by an Executive Officer or any other officer of the Guarantor so authorized by a Board Resolution. Guarantees so executed on Securities authenticated and delivered by the Trustee shall be valid and binding obligations of the Guarantor under Spanish law enforceable in accordance with their terms.
     Guarantees bearing the manual or facsimile signature of any individual who was at any time an Executive Officer or another officer authorized by a Board Resolution to execute such Guarantee shall bind the Guarantor, notwithstanding that such individual shall have ceased to be an Executive Officer or such other authorized officer prior to the authentication and delivery of the Securities upon which such Guarantees are endorsed or was not an Executive Officer or such other authorized officer at the date of authentication of such Securities.
     The Delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor.
*  *  *
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

BBVA U.S. SENIOR, S.A. UNIPERSONAL as Company
By:	/s/ Ana Fernández Manrique
	Name:	Ana Fernández Manrique
	Title:	Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as Guarantor
By:	/s/ Pedro Ma Urresti
	Name:	Pedro Ma Urresti
	Title:	Deputy CFO

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Paul Cattermole Andrea Myers
	Name:	Paul Cattermole Andrea Myers
	Title:	Assistant Vice President Assistant Vice President

Annex A
SYNDICATE REGULATIONS
(Unofficial English Translation)
     THESE REGULATIONS GOVERN THE SYNDICATE constituted of all Holders of the Series                                          % Senior Guaranteed Notes due                      (the “Series ___ Securities”) issued under an Indenture dated [•], 2008 between BBVA U.S. Senior, S.A. Unipersonal, Banco Bilbao Vizcaya Argentaria, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, as supplemented and amended on [•] and [•] (the “Indenture”) and the Spanish deed of issuance (escritura de emisión) dated [•]. Terms not otherwise defined in these Regulations have the meanings assigned to them in the Indenture.
Part I
Constitution, Object, Domicile and Duration
     Article I. Constitution. This syndicate is constituted of all Holders of the Series ___ Securities at any particular time.
     Article II. Object. The objective of the Syndicate is to protect the rights and interests of the Holders of Series ___ Securities under any applicable laws and regulations.
     Article III. Domicile. The Syndicate shall be domiciled at the address of the principal executive office of the Commissioner or at the address of the principal executive office of a successor Commissioner, if applicable.
     Article IV. Duration. The Syndicate shall exist until the Issuer has satisfied and discharged the Indenture with respect to the Series ___ Securities.
Part II
The Syndicate
     Article V. Deemed Membership in Syndicate; Ratification. Every Holder of Series ___ Securities will be deemed to have agreed to membership in the Syndicate and every Holder of Series ___ Securities as of the record date set for the first meeting of the Syndicate shall be deemed to have granted full power and authority to the Trustee with respect to the Series ___ Securities to act as its proxy to vote at the first meeting of the Syndicate in favor of these Regulations.

Part III
The Commissioner
     Article VI. Designation and Powers; Ratification. Every Holder of Series ___ Securities as of the record date set for the first meeting of the Syndicate shall be deemed to have granted full power and authority to the Trustee with respect to the Series ___ Securities to act as its proxy to vote in the first meeting of the Syndicate in favor of the ratification of the designation and appointment of the Bank of New York Mellon as the initial Commissioner of the Syndicate and the ratification of the actions of the Commissioner performed prior to such first meeting of the Syndicate. The Bank of New York Mellon, as the initial Trustee appointed under the Indenture, or any other Person named as Trustee in the Indenture with respect to the Series ___ Securities, as the case may be, shall serve as Commissioner of the Syndicate until (a) The Bank of New York Mellon or such other Trustee, as the case may be, resigns or is removed by the Company, the Guarantor or an Act of Holders of Outstanding Series ___ Securities or otherwise and a successor Trustee or any other person shall have become Commissioner with respect to the Series ___ Securities pursuant to these regulations; or (b) until the Commissioner is removed by an Act of Holders of Outstanding Series ___ Securities. Thereafter, the Commissioner shall be the Person designated by this Syndicate as the successor Commissioner with respect to the Series ___ Securities. The Commissioner shall represent the Syndicate and act as a liaison between the Company and the Syndicate and have such powers as may be established under Spanish law from time to time, these Regulations, the Spanish deed of issuance (escritura de emisión) with respect to the Series ___ Securities and the Articles of Association of the Company.
Part IV
Meetings of the Syndicate
     Article VII. Calling of Meetings and Purpose. The Commissioner, acting on behalf of the Syndicate or at the request of the Trustee, the Company (pursuant to a Company Order communicated to it by the Trustee) or the Holders of at least one-twentieth in principal amount of the Series ___ Securities Outstanding as of the date of such request, which request shall include the location of such meeting and the substance of the matter or matters proposed to be considered at such meeting, shall call a meeting of the Syndicate at any time and from time to time pursuant to these Regulations to make, give or take any request, demand, authorization, direction, notice, consent or waiver provided by the Indenture or these Regulations to be made, given or taken by the Holders of Outstanding Series ___ Securities by causing notice thereof to the Holders of Series ___ Securities Outstanding on the record date fixed pursuant to Article X of these Regulations to be made within 14 days of receipt of such request from the Trustee, the Company (through the Trustee) or such Holders, as the case may be.
     Article VIII. Notice. Notice of the time and place of and the substance of the matter or matters proposed to be considered at every meeting of the Syndicate at which the Holders of Outstanding Series ___ Securities are requested to modify in any manner their rights as Holders of the Series ___ Securities under the Indenture or, in the discretion of the Commissioner, resolve as to matters of similar importance, shall be sufficiently given to the Holders of Series ___ Securities Outstanding on the record date if (a) published in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York and the Official Gazette of the Register of Companies (Boletín Oficial del Registro Mercantil) not more than 60 days and not less than 30 days prior to the date fixed for the meeting of the Syndicate and (b) in writing and mailed, first-class postage prepaid, to each Holder of Series ___ Securities at his address as it appears in the Security Register on such record date, not more than 60 days and not less than ten days prior to the date fixed for the meeting of the Syndicate. Notice of the time and place of and the substance of the matter or matters proposed to be considered at every other meeting of the Syndicate shall be sufficiently given to Holders of Series ___ Securities Outstanding on the record date if in writing and mailed, first-class postage prepaid, to each Holder of Series ___ Securities at his address as it appears in the Security Register on such record date, not more than 60 days and not less than ten days prior to the date fixed for the meeting of the Syndicate.
     Notwithstanding the above, notice shall be deemed to have been sufficiently given and the meeting will be validly convened and held if all Holders of Series ___ Securities are present at a meeting of the Syndicate and unanimously agree that such meeting should be convened.
     Article IX. Quorum; Action. The Persons entitled to vote (as determined pursuant to Article X) two-thirds in principal amount of the Outstanding Series ___ Securities shall constitute a quorum for a meeting of the Syndicate, and if such a quorum is met by Holders of Series ___ Securities Outstanding, either present or duly represented, all matters set forth in the relevant notice shall be voted on at such meeting and resolutions may be adopted and decisions may be taken only by the affirmative vote of Holders present or duly represented at such meeting representing a majority of principal amount of the Series ___ Securities Outstanding on the applicable record date. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 30 days. Notice of the reconvening of an adjourned meeting shall be given as provided in Article VIII of these Regulations. The Persons entitled to vote a majority in principal amount of the Outstanding Series ___ Securities shall constitute a quorum for any such reconvened meeting of the Syndicate, and if such a quorum is present, all matters set forth in the relevant notice shall be voted on at such meeting and resolutions may be adopted and decisions may be taken only by the affirmative vote of Holders present or duly represented at such meeting representing a majority of principal amount of the Series ___ Securities Outstanding on the applicable record date. Voting shall be by written ballot. Any resolution duly adopted or decision duly taken in accordance with these Regulations at any meeting of the Syndicate duly held in accordance with these Regulations shall be binding on all Holders of Series ___ Securities, whether or not such Holders were present or represented at such meeting.
     Notwithstanding the above, any resolution with respect to any request, demand, authorization, direction, notice, consent or waiver which the Indenture or the Trust Indenture Act expressly provides must be made, given or taken by the Holders of a specified percentage in principal amount of the Outstanding Series ___ Securities, or by each Holder of Outstanding Series ___ Securities, as the case may be, may be adopted only by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Series ___ Securities, or each Holder of Outstanding Series ___ Securities, as the case may be.
     Furthermore, notwithstanding any other provision of these Regulations, nothing in these Regulations shall limit any Holder’s right to make any request, demand, authorization, direction, notice, consent or waiver individually or collectively outside the Syndicate where the Indenture or the Trust Indenture Act expressly provides that such request, demand, authorization, direction, notice, consent or waiver may be made, given or taken individually or collectively outside the Syndicate, as the case may be, by Holders of the Series ___ Securities.
     Article X. Persons Entitled to Vote at Meetings; Proxies. To be entitled to vote at any meeting of the Syndicate, a Person shall be (a) a Holder of one or more Series ___ Securities Outstanding on the record date, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Series ___ Securities by such Holder or Holders. The fact and date of the execution by any Person of any such instrument in writing may be proved in any reasonable manner which the Commissioner deems sufficient and in accordance with such reasonable rules as the Commissioner may determine. At any meeting, each Holder of a Series ___ Security Outstanding as of the record date, or proxy therefor, shall be entitled to vote the principal amount of such Series ___Security or Securities held or represented by him.
     The Commissioner shall fix a record date not more than five days prior to a meeting of the Syndicate for the purpose of determining the Holders who are eligible to vote at such meeting and the principal amount of Series ___ Securities Outstanding at such time. Only the Holders of Series ___ Securities Outstanding at the close of business on such record date, as shown in the Security Register, shall be entitled to vote at such meeting and only those Series ___ Securities

Outstanding at the close of business on such record date shall be deemed Outstanding for the purposes of the quorum and voting thresholds set forth in Article IX.
     The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Series ___ Securities shall be the Persons entitled to vote at such meeting, either acting on its own behalf or representing a Holder by virtue of the relevant proxy, and their counsel, any representatives of the Commissioner and its counsel and any representative of the Company and its counsel.
     Article XI. Chairmanship. The Commissioner or its representative shall act as the chairman of the meeting, and such chairman shall appoint a secretary for the meeting. Such secretary need not be a Holder of the Series ___ Securities.
     Article XII. Recording Action of Meetings. A record of the proceedings of each meeting of the Syndicate, including any Act adopted thereat, shall be prepared by the secretary of the meeting and such record shall be signed and verified and any certificate of the resolutions adopted in such meeting of a Syndicate, issued by the Commissioner, by the chairman and secretary of the meeting. A copy of such record shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Part V Expenses
     Article XIII. Reimbursement of Expenses. The Company will reimburse the Commissioner for (i) its reasonable annual fee and expenses incurred in calling and holding meetings of the Syndicate and (ii) any other reasonable expenses it incurs in its management of the Syndicate and the performance of its role and obligations as Commissioner, up to an annual maximum aggregate amount in respect of (i) and (ii) of not more than 2% of the aggregate interest accruing on the Outstanding Series ___ Securities in that year.
Part VI Amendment
     Article XIV. Amendment of Regulations. These Regulations may be amended by an Act of Holders of Outstanding Series ___ Securities and as provided for in Chapter VI and Article 300 of the Spanish Corporations Law (Ley de Sociedades Anónimas) and Article 313 of the Reglamento Registro Mercantil, provided, however, that no such amendment will have any force or effect if it would result in these Regulations or any part hereof to conflict with any provision of the Indenture, the Trust Indenture Act or the Spanish Corporations Law (Ley de Sociedades Anónimas). A copy of any such amendment shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted in respect of such amendment. Any such amendment signed and verified by the chairman and the secretary of the meeting at which it is adopted shall be conclusive evidence of the adoption of such amendment.
Part VII Other
     Article XV. By-laws of the Company. For those matters not covered in these Regulations or under applicable law or regulation, the Indenture or any other documents governing the issuance of the Series ___ Securities, reference should be made to the by-laws of the Company.

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